As filed with the Securities and Exchange Commission on April 18, 2016

Registration No. _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Torchlight Energy Resources, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	74-3237581
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093

(Address, including zip code, and telephone number, including area code, of principal executive offices)

2015 Stock Option Plan

(Full title of the plan)

John A. Brda
Chief Executive Officer and President
5700 W. Plano Parkway, Suite 3600
Plano, Texas 75093
(214) 432-8002

(Name, address and telephone number, including area code, of agent for service)

with a copy to:
Robert D. Axelrod
Axelrod, Smith & Kirshbaum
5300 Memorial Drive, Suite 1000
Houston, Texas 77007

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	7,950,000 (2)	$1.58 (4)	$12,561,000	$1,264.89
Common Stock, $0.001 par value	550,000 (3)	$0.66 (5)	$363,000	$36.55
Total			$12,924,000	$1,301.45

(1)
This registration statement, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), covers an indeterminate number of additional shares of common stock with respect to the shares registered hereunder in the event of a stock split, stock dividend or similar transaction.

(2)	Represents shares of common stock issuable upon the exercise of issued and outstanding stock options pursuant to our 2015 Stock Option Plan.
(3)	Represents shares of common stock reserved for issuance under our 2015 Stock Option Plan.
(4)
Calculated in accordance with Rule 457(h) of the Securities Act, based upon the weighted average exercise price of $1.58 per share of common stock of the outstanding options to purchase 7,950,000 shares of common stock that have been issued to date pursuant to our 2015 Stock Option Plan.

(5)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and 457(h)(1) under the Securities Act using the average of the high and low price as reported by NASDAQ on April 14, 2016 of $0.66 per share.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This registration statement registers shares of common stock, par value $0.001 per share, of Torchlight Energy Resources, Inc., a Nevada corporation (“we,” “us” and the “Company”), issuable upon exercise of stock options granted under our 2015 Stock Option Plan (the “Plan”).

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*
_______________

*
The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act.  Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.  These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents have been previously filed by us with the SEC and are hereby incorporated by reference into this registration statement as of their respective dates:

•	Annual Report on Form 10-K for the year ended December 31, 2015, as filed by us with the SEC on March 30, 2016;

•	Current Report on Form 8-K, as filed by us with the SEC on February 26, 2016; and

•
The description of our common stock set forth in our registration statement on Form S-1, File No. 333-150616, initially filed with the SEC on May 2, 2008, and any further amendment or report filed for the purpose of updating that description

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the SEC.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Axelrod, Smith & Kirshbaum, who has prepared the opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this registration statement, represents us as outside legal counsel.

Item 6.  Indemnification of Directors and Officers.

Our Bylaws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in our right, by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes (“NRS”); or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

Our Bylaws also provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that the person is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests.  Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Further, our Bylaws provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by us.

Sections 78.7502 and 78.751 permit the indemnifications described above.  Further, Section 78.7502 provides that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, we are required to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Item 7.  Exemption From Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description

5.1	Opinion of Axelrod, Smith and Kirshbaum

10.1	2015 Stock Option Plan, incorporated by reference from Exhibit “B” of the Definitive Schedule 14A Proxy Statement filed with the SEC on August 6, 2015.

23.1	Consent of Axelrod, Smith and Kirshbaum (included in Exhibit 5.1).

23.2	Consent of Calvetti Ferguson, Independent Registered Public Accounting Firm.

23.3	Consent of PeTech Enterprises, Inc.

23.4	Consent of CREST Engineering Services, Inc.

24.1	Power of Attorney (included on the signature page).

Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plano, Texas, on April 18, 2016.

TORCHLIGHT ENERGY RESOURCES, INC.

By:	/s/ John A. Brda
John A. Brda
Chief Executive Officer and President

SIGNATURES AND POWER OF ATTORNEY

Each of the undersigned officers and directors of Torchlight Energy Resources, Inc., a Nevada corporation, hereby constitutes and appoints John A. Brda and Willard G. McAndrew III and each of them, severally, as his true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement, and to file any and all applications and other documents relating thereto with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Brda
John A. Brda	Director, Chief Executive Officer, President and Secretary	April 18, 2016

/s/ Willard G. McAndrew III
Willard G. McAndrew III	Director and Chief Operating Officer	April 18, 2016

/s/ Roger N. Wurtele
Roger N. Wurtele	Chief Financial Officer and Principal Accounting Officer	April 18, 2016

/s/ Jerry D. Barney
Jerry D. Barney	Director	April 18, 2016

/s/ Edward J. Devereaux
Edward J. Devereaux	Director	April 18, 2016

/s/ Eunis L. Shockey
Eunis L. Shockey	Director	April 18, 2016

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Axelrod, Smith and Kirshbaum

10.1	2015 Stock Option Plan, incorporated by reference from Exhibit “B” of the Definitive Schedule 14A Proxy Statement filed with the SEC on August 6, 2015.

23.1	Consent of Axelrod, Smith and Kirshbaum (included in Exhibit 5.1).

23.2	Consent of Calvetti Ferguson, Independent Registered Public Accounting Firm.

23.3	Consent of PeTech Enterprises, Inc.

23.4	Consent of CREST Engineering Services, Inc.

24.1	Power of Attorney (included on the signature page).